Pricing Supplement Dated January 22, 2007 (To Prospectus Dated January 19, 2006)	Rule 424 (b) (3) File No. 333-131150
GMAC LLC
Demand Notes — Floating Rate

Annual Yield:	6.00%

Effective Dates:	1-22-2007 through	1-28-2007